Exhibit 99.1

N e w s    R e l e a s e

For information contact:

Lisa Schultz

Chief Communications Officer

CNL Financial Group

(407) 650-1223

CNL GROWTH PROPERTIES ANNOUNCES DEVELOPMENT OF UPSCALE

APARTMENTS IN NORTH CAROLINA

-- New joint venture to invest $40.1 million in the project --

(ORLANDO, Fla.) July 1, 2013 — CNL Growth Properties, a real estate investment trust (REIT) focused on providing capital appreciation for investors, has entered into a joint venture with The Bainbridge Companies (Bainbridge) to develop, a $40.1 million Class A, garden-style apartment community adjacent to the Patterson Place shopping center in Durham, N.C.

This is CNL Growth Properties’ first joint venture with Bainbridge, which has headquarters in Wellington, Fla., and Bethesda, Md.

“Bainbridge has many years of experience in multifamily development, a proven track record of success, and a reputation for providing great communities for its residents,” said Andy Hyltin, president and CEO of CNL Growth Properties. “We look forward to building our partnership with The Bainbridge Companies.”

The Class A rental community will have 322 units in three-story residential buildings with one-, two-, and three-bedroom floor plans, and an average unit size of 961 square feet. Plans include an indoor/outdoor clubhouse, business center, fitness center, dog park, attached and detached garages, playground, a landscaped pool deck and walking connection to a greenway trail. The community will be centrally located halfway between the University of North Carolina at Chapel Hill and Duke University. It will also be located near The Research Triangle Park, a research- and technology-focused office park housing more than 170 global companies, adjacent to the Raleigh-Durham International Airport.

“This section of Durham is a growing market and this development will meet the demand for luxury apartments in the area,” said Hyltin. “We think the multifamily sector will continue to grow in markets such as this.”

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To date, CNL Growth Properties, formerly Global Growth Trust, and its subsidiaries have committed to invest more than $235 million in multifamily development projects.

CNL Growth Properties is advised by CNL Global Growth Advisors, LLC, which is an affiliate of the REIT’s sponsor, CNL Financial Group.

About CNL Growth Properties, Inc.

CNL Growth Properties, Inc. is a non-traded real estate investment trust (REIT) strategically designed for growth. The REIT seeks commercial real estate investment opportunities in growth-oriented markets with a focus on multifamily development. For more information, visit www.CNLGrowthProperties.com.

About CNL Financial Group

CNL Financial Group (CNL) is a leading private investment management firm providing global real estate and alternative investments. Since inception in 1973, CNL and/or its affiliates have formed or acquired companies with more than $26 billion in assets. CNL is headquartered in Orlando, Florida. For more information, visit www.cnl.com.

Caution Concerning Forward-Looking Statements

Certain information above may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. The Company’s forward-looking statements are not guarantees of future performance, and actual results could differ materially from those set forth in the forward-looking statements due to and a variety of risks, uncertainties and other factors, many of which are beyond the Company’s ability to control or accurately predict. Given these uncertainties, the Company cautions you not to place undue reliance on such statements.

For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s quarterly reports on Form 10-Q, and the Company’s annual report on Form 10-K, copies of which may be obtained from the Company’s website at http://www.cnlgrowthproperties.com. Forward-looking statements speak only as of the date on which they are made; the Company undertakes no obligation to, and expressly disclaims any obligation to, update or revise its forward-looking statements to reflect new information, changed assumptions, the occurrence of subsequent events, or changes to future operating results over time unless otherwise required by law.

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